UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2003

HOSPITALITY PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

617-964-8389
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

A.   Information regarding Wyndham leases.

        We have two leases with subsidiaries of Wyndham International, Inc. (collectively with its subsidiaries, “Wyndham”): one lease for 15 Summerfield Suites by Wyndham® hotels located in eight states, and a second lease for 12 Wyndham® hotels located in eight states. As previously reported, on April 1, 2003, Wyndham failed to pay rent due under these leases. The monthly rents were approximately $2.1 million per month for the 15 Summerfield hotels and $1.5 million per month for the 12 Wyndham® hotels. On April 2, 2003, we declared Wyndham in default of its lease obligations and exercised our rights to retain certain collateral security held for those lease obligations, including security deposits of $33 million (which were not escrowed) and capital replacement reserves totaling about $7 million (which were previously escrowed). We previously reported that on April 28, 2003, we terminated Wyndham’s occupancy and operations of the 15 Summerfield Suites by Wyndham® hotels, which are now being leased by us to one of our subsidiaries and operated for such subsidiary’s account under a management agreement with Candlewood Management, LLC, a subsidiary of Candlewood Hotel Company.

        On May 12, 2003, we terminated Wyndham’s occupancy and operations of 12 Wyndham® hotels. Commencing on that date, the 12 Wyndham® hotels were leased to one of our subsidiaries and operated for such subsidiary’s account under a management agreement with Crestline Hotels & Resorts, Inc., a U.S. subsidiary of the Spanish hotel company Barcelo Corporacion Empresarial, S.A. The management agreement is terminable on 30 days notice. We have an existing relationship in which an affiliate of Crestline Hotels & Resorts, Inc. leases 19 hotels from us.

        We are currently negotiating with Wyndham concerning continuation of the brand affiliation for the 12 Wyndham® hotels at least for a transitional period. We have not yet decided whether the best long-term affiliation for these hotels is with the Wyndham® brand and Crestline management or with an alternative brand or manager. We have determined that our interests may be served by stabilizing these hotels and thereafter reconsidering these issues.

B.    Supplementary federal income tax considerations.

        The following summary of federal income tax considerations supplements and updates the more detailed descriptions of these matters appearing under the caption “Federal Income Tax Considerations” of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002 (our “2002 Annual Report”), and supersedes the description of these matters appearing under the caption “Supplementary federal income tax considerations” in our May 1, 2003, Current Report on Form 8-K. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in the portion of our 2002 Annual Report captioned “Federal Income Tax Considerations”, as supplemented by the discussion in this Part B, is accurate in all material respects and fairly summarizes the federal income tax issues discussed in those sections, and the opinions of counsel referred to in such portion of our 2002 Annual Report, as supplemented by the discussion in this Part B, represent Sullivan & Worcester LLP’s opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinions, in our 2002 Annual Report, and in this Form 8-K, Sullivan & Worcester LLP has given opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”), for our 1995 through 2002 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the IRC.

        On April 28, 2003, we terminated Wyndham’s occupancy and operations of 15 Summerfield Suites by Wyndham® hotels after a default on lease payments owed to us. We then leased these hotels to one of our taxable REIT subsidiaries. This taxable REIT subsidiary has engaged Candlewood Management, LLC to serve as the manager for these hotels. We understand from Candlewood Management, LLC that it or its affiliate operates several “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary. For Candlewood Management, LLC to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the IRC, it or its affiliate must operate such qualified lodging facilities for parties unrelated to us. Although there can be no assurance in this regard, we believe that this arrangement generates rents to us that qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Candlewood Management, LLC operates enough qualified lodging facilities for others and thus qualifies as such an eligible independent contractor. We have received an opinion of counsel that Candlewood Management, LLC should qualify as such an eligible independent contractor, and that, although the matter is not free from doubt, it is reasonable for us to rely on such opinion for purposes of the relief provisions under the REIT gross income tests summarized in our 2002 Annual Report. We will also take steps to qualify for the 75% and 95% gross income tests under the relief provision described in our 2002 Annual Report, including for example attaching an applicable schedule of gross income to our federal income tax returns as required by Section 856(c)(6)(A) of the IRC. Thus, even if the IRS or a court ultimately determines that Candlewood Management, LLC failed to operate enough qualified lodging facilities for others and thus failed to qualify as such an eligible independent contractor, and that this failure thereby implicated our compliance with the REIT gross income tests summarized in our 2002 Annual Report, we expect we would qualify for the gross income tests’ relief provision and thereby preserve our qualification as a REIT. If this relief provision were to apply to us, we would then be subject to a penalty tax at a 100% rate on the greater of the amount by which we failed the 75% or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year; however, based on our computations, we would expect to owe little or no penalty tax in these circumstances.

        As discussed above, on May 12, 2003, we terminated Wyndham’s occupancy and operations of 12 Wyndham® hotels after a default on lease payments owed to us. We then leased these hotels to one of our taxable REIT subsidiaries. This taxable REIT subsidiary has engaged Crestline Hotels & Resorts, Inc. to serve as the manager for these hotels. We understand that Crestline Hotels & Resorts, Inc. operates many “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary. Although there can be no assurance in this regard, we believe that this arrangement generates rents to us that qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Crestline Hotels & Resorts, Inc. qualifies under Section 856(d)(9)(A) of the IRC as an “eligible independent contractor”.

        Restrictions are imposed on a taxable REIT subsidiary to ensure that it will be subject to an appropriate level of federal income taxation. For example, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these restrictions or excise taxes, but we do not believe that we are or will be subject to these impositions.

WARNING REGARDING FORWARD LOOKING STATEMENTS

STATEMENTS CONTAINED IN THIS FORM 8-K THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE, OUR BELIEF THAT MANAGEMENT BY CRESTLINE HOTELS & RESORTS, INC. WILL BE ABLE TO STABILIZE AND IMPROVE OPERATIONS AT THE 12 WYNDHAM® HOTELS MAY NOT PROVE ACCURATE. THE OPERATIONS OF THESE HOTELS MAY NOT IMPROVE AND MAY DETERIORATE. THESE UNEXPECTED RESULTS MAY OCCUR BECAUSE UNFORESEEN TRANSITION PROBLEMS DISRUPT HOTEL OPERATIONS, BECAUSE MARKET CONDITIONS DETERIORATE OR FOR OTHER REASONS. SIMILARLY, WE MAY BE UNABLE TO REACH AGREEMENTS FOR THE FUTURE LONG TERM MANAGEMENT OR BRANDING OF THE HOTELS DISCUSSED IN THIS FORM 8-K. A CHANGE IN THE MANAGEMENT OR BRAND OF HOTELS MAY CAUSE THE FINANCIAL RESULTS OF THE HOTELS’ OPERATIONS TO DECLINE. WE EXPECT THAT THE FINANCIAL RESULTS WHICH WE REALIZE FROM OPERATIONS OF THE HOTELS DISCUSSED IN THIS FORM 8-K WILL BE LESS THAN THE RENT PREVIOUSLY RECEIVED FROM WYNDHAM FOR THESE HOTELS, AT LEAST FOR THE NEXT SEVERAL MONTHS AND PERHAPS THEREAFTER. THE TERMINATION OF WYNDHAM’S OPERATIONS OF THE HOTELS DISCUSSED IN THIS FORM 8-K MAY RESULT IN DISPUTES OR LITIGATION BETWEEN US AND WYNDHAM; AND LITIGATION MAY BE EXPENSIVE OR HAVE UNEXPECTED OUTCOMES. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS CONTAINED IN THIS FORM 8-K.

Item 7. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters. (Filed Herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST By: /s/ Mark L. Kleifges Mark L. Kleifges Treasurer

Date: May 14, 2003